Exhibit 99.1

Zhongpin Announces Pricing of Follow-On Public Offering of Common Stock

NEW YORK, March 18, 2011 /PRNewswire-Asia-FirstCall/ — Zhongpin Inc. ("Zhongpin") (Nasdaq:HOGS - News), a meat and food processing company in the People's Republic of China, today announced that it has priced a follow-on underwritten registered public offering (the "Offering") of 5,000,000 shares of common stock at a price of $14.10 per share. The total gross proceeds of the Offering to Zhongpin will be $70,500,000. The Offering is expected to close on March 22, 2011, subject to customary closing conditions.

Zhongpin intends to use the net proceeds it will receive from the Offering for the construction of new processing and cold chain logistics facilities and for general corporate purposes.

Credit Suisse Securities (USA) LLC acted as the sole bookrunner for the Offering and Cowen and Company, LLC, Oppenheimer & Co. Inc., and Maxim Group LLC acted as co-managers.

Zhongpin conducted the Offering pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the "SEC"). Copies of the final prospectus supplement and the accompanying prospectus, when available, can be obtained on the SEC's website, www.sec.gov, and by contacting Credit Suisse Securities (USA) LLC at One Madison Avenue, New York, N.Y. 10010, Attention: Credit Suisse Prospectus Department, telephone +1 800 221 1037.

This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the common stock or any other securities of Zhongpin. No offer, solicitation, or sale shall be made in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.  The Offering may only be made by means of a prospectus supplement and related base prospectus.

About Zhongpin

Zhongpin Inc. is a meat and food processing company that specializes in pork and pork products, vegetables, and fruits in China. Its distribution network in the China covers 20 provinces plus Beijing, Shanghai, Tianjin, and Chongqing and includes more than 3,300 retail outlets. Zhongpin's export markets include the Europe, Hong Kong, and certain countries in Asia.

Safe harbor statement

Certain statements in this news release are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Zhongpin has based its forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business strategy, results of operations, financial condition, and financing needs. These forward-looking statements can be recognized by the use of words such as "anticipates," "estimates," "expects," "intends," "plans," "projects," "will," or words of similar meaning. These forward-looking statements are not guarantees of future performance and are based on a number of assumptions about the Zhongpin's operations, and are subject to risks, uncertainties, and other factors beyond the Zhongpin's control.

These projections involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include but are not limited to such factors as downturns in the Chinese economy, unanticipated changes in product demand, interruptions in the supply of live pigs and or raw pork, the effects of weather on hog feed production, poor performance of the retail distribution network, delivery delays, freezer facility malfunctions, Zhongpin's ability to build and commence new production facilities according to intended timelines, the ability to prepare Zhongpin for growth, the ability to predict Zhongpin's future financial performance and financing ability, changes in regulations, and other information detailed in Zhongpin's filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov.

You are urged to consider these factors carefully in evaluating Zhongpin's forward-looking statements, whether written or oral, and whether made by or on behalf of Zhongpin, and are cautioned not to place undue reliance on those forward-looking statements, which are expressly qualified in their entirety by this cautionary statement. All information provided in this news release is as of the date of this release. Zhongpin does not undertake any obligation to update any forward-looking statement as a result of new information, future events, or otherwise, except as required by law. Completion of the proposed offering is subject to market conditions and other factors.

For more information, please contact:

Zhongpin Inc.

Mr. Sterling Song (English and Chinese)
Investor Relations Manager
Telephone +86 10 8286 1788 extension 101 in Beijing
ir@zhongpin.com

Mr. Warren (Feng) Wang (English and Chinese)
Chief Financial Officer
Telephone +86 10 8286 1788 extension 104 in Beijing
warren.wang@zhongpin.com

Christensen

Mr. Tom Myers (English)
Mobile +86 139 1141 3520 in Beijing
tmyers@christensenir.com

Ms. Kathy Li (English and Chinese)
Telephone +1 212 618 1978 in the USA
kli@christensenir.com

SOURCE Zhongpin Inc.
www.zpfood.com